Exhibit 32.1
CERTIFICATION PURSUANT TO
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350
     In connection with the amended periodic report of Connetics Corporation (the “Registrant”) on Form 10-K/A for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas G. Wiggans, Chief Executive Officer of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated.
     This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.

Date: July 24, 2006	/s/ Thomas G. Wiggans
Thomas G. Wiggans
Chairman of the Board and Chief Executive Officer